SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2006

THE L.S. STARRETT COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS	01331
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number:

978-249-3551

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 8.01

Other Events.

The New York Stock Exchange rules require that the Company’s non-management directors meet at regularly scheduled executive sessions without management participation.  As described in the Company’s Corporate Governance Policy, the Company’s Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors.  Instead, at each executive session, the non-management directors designate a presiding director, or chair, for the session.  Also, the Company’s Corporate Governance Policy as it relates to Stockholder Communication with the Board of Directors has been clarified to indicate that other interested parties who do not hold any securities of the Company may communicate only with the Company’s independent directors (non-management directors) if they wish.  Shareholders and other interested parties can communicate directly with the Board of Directors by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent St, Athol, Massachusetts 01331.  The Clerk will forward such communications to the Board at or prior to the next meeting of the Board.  Disclosure concerning the process by which the presiding director is selected for each executive session and the clarification of communications by other interested parties was inadvertently omitted from the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders.  A copy of the Company’s Corporate Governance Policy is available on the Company’s web site at www.starrett.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: December 21, 2006	By:	/s/ Randall J. Hylek
	Name:	Randall J. Hylek
	Title:	Treasurer and Chief Financial Officer